EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2022 First Quarter Results

•Sales for the quarter increased 16.0 percent. Organic sales increased 7.0 percent.
•Income before income taxes increased 5.8 percent to $44.7 million in the first quarter of fiscal 2022 compared to $42.2 million in the first quarter of fiscal 2021. Income Before Income Taxes Excluding Amortization* increased 11.3 percent to $48.5 million in the first quarter of fiscal 2022 compared to $43.6 million in the first quarter of fiscal 2021.
•Diluted EPS in the first quarter of fiscal 2022 increased 4.7 percent to $0.67 compared to $0.64 in the same quarter of the prior year. Diluted EPS Excluding Amortization* increased 9.1 percent to $0.72 in the first quarter of fiscal 2022 compared to $0.66 in the same quarter of the prior year.

MILWAUKEE (November 18, 2021) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2022 first quarter ended October 31, 2021.

Quarter Ended October 31, 2021 Financial Results:
Income before income taxes and losses of unconsolidated affiliate increased 5.8 percent to $44.7 million for the quarter ended October 31, 2021, compared to $42.2 million in the same quarter last year. Income Before Income Taxes Excluding Amortization* for the quarter ended October 31, 2021 was $48.5 million, an increase of 11.3 percent compared to the first quarter of last year.
Net income for the quarter ended October 31, 2021 was $35.0 million compared to $33.5 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share were $0.67 for the first quarter of fiscal 2022, compared to $0.64 in the same quarter last year. Net Income Excluding Amortization* for the quarter ended October 31, 2021 was $38.0 million and Diluted EPS Excluding Amortization* for the quarter ended October 31, 2021 was $0.72.
Sales for the quarter ended October 31, 2021 increased 16.0 percent, which consisted of an organic sales increase of 7.0 percent, an increase of 8.3 percent from acquisitions and an increase of 0.7 percent from foreign currency translation. Sales for the quarter ended October 31, 2021 were $321.5 million compared to $277.2 million in the same quarter last year. By segment, sales increased 25.4 percent in Identification Solutions and decreased 7.8 percent in Workplace Safety, which consisted of an organic sales increase of 13.2 percent in Identification Solutions and an organic sales decline of 8.6 percent in Workplace Safety.

Commentary:
“Our investments in sales, marketing, and research and development over the last several years are paying off. These investments, coupled with increased customer demand, and the acquisitions completed in the fourth quarter of last year, helped us generate double-digit sales growth this quarter,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “Our strong 16.0 percent year-over-year sales growth was driven by our Identification Solutions division which had total sales growth of 25.4 percent this quarter. We remain excited about the three acquisitions completed last year, which are performing at or above our initial expectations. Supply chains for certain components remain tight and we are experiencing inflation in many areas including wages, freight, utilities, and raw materials. Even with these inflationary pressures, our gross profit margin was still an enviable 48.2 percent which was right in line with the gross profit margin experienced in the fourth quarter of last year. We believe that these gross margin challenges are temporary and once our pricing and efficiency initiatives catch up to the cost inflation, our strong sales growth and improved gross profit margins will drive significant bottom-line growth.”
“Brady is financially strong and continues to generate significant cash flow. This quarter, sales grew 16.0 percent and Diluted EPS Excluding Amortization* grew 9.1 percent, which represents another very strong quarter,” said Brady’s Chief Financial Officer, Aaron Pearce. “We have been increasing our inventory levels to ensure that we can meet the ongoing strong customer demand and our accounts receivable increased due to the strong revenue growth we experienced this quarter. This quarter, we returned $30.5 million to our shareholders in the form of dividends and buybacks and we have a net cash balance of $90.6 million as of October 31, 2021. We believe that Brady’s first quarter financial results combined with our solid balance sheet, position us well for future financial success.”

Fiscal 2022 Guidance:
The Company’s earnings per diluted Class A Nonvoting Common Share, excluding amortization guidance for the year ending July 31, 2022 remains unchanged at $3.12 to $3.32 per share, and earnings per diluted Class A Nonvoting Common Share on a GAAP basis remains unchanged at $2.90 to $3.10 per share. Included in this guidance is a full-year income tax rate of approximately 20 percent, depreciation and amortization expense ranging from $34 million to $36 million, and sales growth in excess of 12 percent for the year ending July 31, 2022. Capital expenditures, excluding facility purchases are expected to range from $20 million to $25 million during the year ending July 31, 2022. The Company’s fiscal 2022 guidance is based on foreign currency exchange rates as of October 31, 2021 and assumes a continued economic recovery.

A webcast regarding Brady’s fiscal 2022 first quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2021, employed approximately 5,700 people in its worldwide businesses. Brady’s fiscal 2021 sales were approximately $1.14 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Income Before Income Taxes Excluding Amortization, Net Income Excluding Amortization, and Diluted EPS Excluding Amortization are non-GAAP measures. See appendix for more information on these measures, including reconciliations to the most directly comparable GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; adverse impacts from vaccination mandates issued by U.S. and non-U.S. governmental entities; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; increased cost of raw materials, labor and freight as well as raw material shortages; Brady’s ability to properly identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting our websites, networks, and systems against security breaches; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2021 and in any subsequent filings on Form 10-Q.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2021	2020
Net sales	$321,475	$277,227
Cost of goods sold	166,487	141,799
Gross margin	154,988	135,428
Operating expenses:
Research and development	13,907	10,203
Selling, general and administrative	96,746	83,037
Total operating expenses	110,653	93,240

Operating income	44,335	42,188

Other income (expense):
Investment and other income	543	155
Interest expense	(182)	(106)

Income before income taxes and losses of unconsolidated affiliate	44,696	42,237

Income tax expense	9,650	8,582

Income before losses of unconsolidated affiliate	35,046	$33,655
Equity in losses of unconsolidated affiliate	—	(174)

Net income	$35,046	$33,481

Net income per Class A Nonvoting Common Share:
Basic	$0.67	$0.64
Diluted	$0.67	$0.64
Dividends	$0.23	$0.22

Net income per Class B Voting Common Share:
Basic	$0.66	$0.63
Diluted	$0.65	$0.62
Dividends	$0.21	$0.20

Weighted average common shares outstanding:
Basic	51,973	52,021
Diluted	52,436	52,292

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 31, 2021	July 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$157,553	$147,335
Accounts receivable, net of allowance for credit losses of $7,265 and $7,306, respectively	182,791	170,579
Inventories	152,295	136,107
Prepaid expenses and other current assets	12,452	11,083
Total current assets	505,091	465,104
Property, plant and equipment—net	128,618	121,741
Goodwill	610,836	614,137
Other intangible assets	88,219	92,334
Deferred income taxes	16,377	16,343
Operating lease assets	36,655	41,880
Other assets	24,682	26,217
Total	$1,410,478	$1,377,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,497	$82,152
Accrued compensation and benefits	89,283	81,173
Taxes, other than income taxes	13,061	13,054
Accrued income taxes	5,593	3,915
Current operating lease liabilities	17,129	17,667
Other current liabilities	61,930	59,623
Total current liabilities	266,493	257,584
Long-term debt	67,000	38,000
Long-term operating lease liabilities	23,434	28,347
Other liabilities	89,658	90,797
Total liabilities	446,585	414,728
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 48,257,592 and 48,528,245 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	340,182	339,125
Retained earnings	811,820	788,369
Treasury stock—3,003,895 and 2,733,242 shares, respectively of Class A nonvoting common stock, at cost	(127,986)	(109,061)
Accumulated other comprehensive loss	(60,671)	(55,953)
Total stockholders’ equity	963,893	963,028
Total	$1,410,478	$1,377,756

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2021	2020
Operating activities:
Net income	$35,046	$33,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,509	5,635
Stock-based compensation expense	4,129	3,574
Deferred income taxes	(625)	(1,175)
Equity in losses of unconsolidated affiliate	—	174
Other	(187)	(266)
Changes in operating assets and liabilities:
Accounts receivable	(13,302)	(11,371)
Inventories	(16,579)	14,758
Prepaid expenses and other assets	(655)	(1,398)
Accounts payable and accrued liabilities	9,499	17,363
Income taxes	1,656	2,063
Net cash provided by operating activities	27,491	62,838

Investing activities:
Purchases of property, plant and equipment	(11,328)	(9,321)
Other	2	119
Net cash used in investing activities	(11,326)	(9,202)

Financing activities:
Payment of dividends	(11,595)	(11,391)
Proceeds from exercise of stock options	151	160
Payments for employee taxes withheld from stock-based awards	(3,339)	(2,617)
Purchase of treasury stock	(18,924)	(2,720)
Proceeds from borrowing on credit facilities	56,200	12,971
Repayment of borrowing on credit facilities	(27,200)	(12,988)
Other	115	34
Net cash used in financing activities	(4,592)	(16,551)

Effect of exchange rate changes on cash	(1,355)	1,605

Net increase in cash and cash equivalents	10,218	38,690
Cash and cash equivalents, beginning of period	147,335	217,643

Cash and cash equivalents, end of period	$157,553	$256,333

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2021	2020
NET SALES
ID Solutions	$248,617	$198,192
Workplace Safety	72,858	79,035
Total	$321,475	$277,227

SALES INFORMATION
ID Solutions
Organic	13.2%	(8.4)%
Acquisition	11.6%	—%
Currency	0.6%	0.6%
Total	25.4%	(7.8)%
Workplace Safety
Organic	(8.6)%	5.5%
Currency	0.8%	4.3%
Total	(7.8)%	9.8%
Total Company
Organic	7.0%	(4.9)%
Acquisition	8.3%	—%
Currency	0.7%	1.5%
Total	16.0%	(3.4)%

SEGMENT PROFIT
ID Solutions	$48,816	$40,279
Workplace Safety	2,293	7,988
Total	$51,109	$48,267
SEGMENT PROFIT AS A PERCENT OF NET SALES
ID Solutions	19.6%	20.3%
Workplace Safety	3.1%	10.1%
Total	15.9%	17.4%

	Three months ended October 31,
	2021	2020
Total segment profit	$51,109	$48,267
Unallocated amounts:
Administrative costs	(6,774)	(6,079)
Investment and other income	543	155
Interest expense	(182)	(106)
Income before income taxes and losses of unconsolidated affiliate	$44,696	$42,237

GAAP to NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)
In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.
Income Before Income Taxes Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income before income taxes and losses of unconsolidated affiliate to the non-GAAP measure of Income Before Income Taxes Excluding Certain Items:

	Three months ended October 31,
	2021	2020
Income before income taxes and losses of unconsolidated affiliate (GAAP measure)	$44,696	$42,237
Amortization expense	3,807	1,351
Income Before Income Taxes Excluding Certain Items (non-GAAP measure)	$48,503	$43,588

Income Tax Expense Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Income Tax Expense Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income tax expense to the non-GAAP measure of Income Tax Expense Excluding Certain Items:

	Three months ended October 31,
	2021	2020
Income tax expense (GAAP measure)	$9,650	$8,582
Amortization expense	900	338
Income Tax Expense Excluding Certain Items (non-GAAP measure)	$10,550	$8,920

Net Income Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Net Income Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income to the non-GAAP measure of Net Income Excluding Certain Items:

	Three months ended October 31,
	2021	2020
Net income (GAAP measure)	$35,046	$33,481
Amortization expense	2,907	1,013
Net Income Excluding Certain Items (non-GAAP measure)	$37,953	$34,494

Diluted EPS Excluding Certain Items:
Brady is presenting the non-GAAP measure, "Diluted EPS Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income per Class A Nonvoting Common Share to the non-GAAP measure of Diluted EPS Excluding Certain Items (Note that certain amounts will not foot due to rounding):

	Three months ended July 31,
	2021	2020
Net income per Class A Nonvoting Common Share (GAAP measure)	$0.67	$0.64
Amortization expense	0.06	0.02
Diluted EPS Excluding Certain Items (non-GAAP measure)	$0.72	$0.66